SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): May 3, 2005

Delta Financial Corporation
(Exact Name of Registrant as Specified in Charter)

Delaware	1-12109	11-33336165
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer ID Number)

1000 Woodbury Road, Suite 200, Woodbury, New York  11797-9003
(Address of principal executive offices)   (Zip Code)

Registrant's telephone number, including area code: (516) 364-8500

N/A
(Former name or former address, if changed since last report)

Item 2.02. Results of Operations and Financial Condition.

      On May 3, 2005, Delta Financial Corporation issued a press release announcing its financial results for the three months ended March 31, 2005. A copy of the press release is attached as Exhibit 99.1 and is incorporated herein by reference. The press release shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended.

Item 5.02(b). Departure of Directors.

In late April 2005, Spencer I. Browne, a member of Delta Financial Corporation’s Board of Directors, passed away. As a result of Mr. Browne’s passing, the Company was left with an equal number of independent and non-independent Board members, which would violate an American Stock Exchange (“Amex”) continued listing requirement. To afford the Company’s Board of Directors ample time to find and appoint a new independent director, on May 2, 2005, Richard Blass, executive vice president and chief financial officer, agreed to resign from his position on the Board of Directors, so the Company can remain compliant with the Amex’s listing requirements during the search process, which has already begun. Once the Board adds an independent director, it is expected that Mr. Blass will re-join the Board.

Item 9.01. Financial Statements and Exhibits.

99.1  Press Release, dated May 3, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DELTA FINANCIAL CORPORATION

Date: May 3, 2005	By:	/s/ Marc E. Miller

Title: Senior Vice President and Secretary